As filed with the Securities and Exchange Commission on August 1, 1996
                                                     Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ---------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                              ---------------

                            PERCON INCORPORATED
           (Exact name of registrant as specified in its charter)

                              ---------------

        WASHINGTON                                           91-1486560
(State or other jurisdiction                                (IRS Employer
of incorporation or organization)                         Identification No.)

1720 Willow Creek Circle, Suite 530
Eugene, Oregon                                                 97402-9171
(Address of Principal                                          (Zip Code)
Executive Offices)

                              ---------------

                            Percon Incorporated
                         1995 Stock Incentive Plan
                            (Full title of plan)

                            Michael P. Coughlin
                                 President
                            Percon Incorporated
                    1720 Willow Creek Circle, Suite 530
                         Eugene, Oregon 97402-9171
                  (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (503) 626-9393

                                  Copy to:

                               John R. Thomas
                              Stoel Rives LLP
                      900 SW Fifth Avenue, Suite 2300
                        Portland, Oregon 97204-1268

                      CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------
                                             Proposed          Proposed            Amount
                                             Maximum           Maximum             of
                          Amount             Offering          Aggregate           Regis-
Title of Securities       to Be              Price Per         Offering            tration
to Be Registered          Registered         Share(1)          Price(1)            Fee
- ----------------          ----------         --------          --------            ---
Common Stock              500,000 Shares     $13.00            $5,542,113          $1,912
- --------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Of the shares to be registered, 313,220 shares are subject to options with an aggregate exercise price of $3,113,973. The calculation of the registration fee for the balance of the shares is based on $13.00, which was the average of the high and low prices of the Common Stock on July 31, 1996 as reported in The Nasdaq National Market.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.
         ---------------------------------------

         The following documents filed by Percon Incorporated (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

         (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Article VII of the Company's Amended and Restated Articles of Incorporation (the "Articles") requires indemnification of current or former directors of the Company to the full extent permitted by the Washington Business Corporation Act

(the "Act"). The effects of the Articles and the Act (the "Indemnification Provisions") are summarized as follows:

         (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned
     (i) acted in good faith and in a manner the person reasonably believed to be, in the case of conduct in the person's official capacity, in the best interests of the Company or, in all other cases, not opposed to the best interests of the Company, (ii) was not adjudged liable on the basis of receipt of an improper personal benefit and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

         (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be, in the case of conduct in the person's official capacity, in the best interests of the Company, or in all other cases, not opposed to the best interests of the Company; except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

         (c) Because the limits of permissible indemnification under Washington law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and
     (b).

         (d) The Company may advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

         The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise. Agreements executed by the President and Chief Executive Officer and the Executive Vice President and Chief

Operating Officer obligate the Company to indemnify each such officer for liabilities incurred as an officer of the Company.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1a to the Company's Registration Statement on Form SB-2, File No. 33-93598 (the "Form SB-2")).

         4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2a to the Form SB-2).

         5.1  Opinion of Counsel.

         23.1 Consent of Independent Accountants (see page II-6).

         23.2 Consent of Stoel Rives LLP (see Exhibit 5.1).

         24.1 Powers of Attorney.

Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales
             are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any additional or changed material information on the plan of distribution;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for determining liability under the Securities
              Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To file a post-effective amendment to remove from
              registration any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon, on July 31, 1996.

                                       PERCON INCORPORATED


                                       By  MICHAEL P. COUGHLIN
                                           -------------------------------
                                           Michael P. Coughlin,
                                           President and Chief Executive Offer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 31, 1996.

     Signature                                        Title


MICHAEL P. COUGHLIN                    President, Chief Executive Officer
- ----------------------------------     and Director (Principal Executive
Michael P. Coughlin                    Officer)

*G. SCOTT PURCELL                      Chief Financial Officer
- ----------------------------------     (Principal Financial and
 G. Scott Purcell                      Accounting Officer)

*ANDY J. STORMENT                      Executive Vice President, Chief
- ----------------------------------     Operating Officer, Secretary,
 Andy J. Storment                      Treasurer and Director

*ARLEN I. PRENTICE                     Chairman of the Board
- ----------------------------------
 Arlen I. Prentice


*DONALD K. SKINNER                     Director
- ----------------------------------
 Donald K. Skinner


    *By MICHAEL P. COUGHLIN
        -------------------------------------
        Michael P. Coughlin, Attorney-in-Fact

                     CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of our report dated January 26, 1996 (March 7, 1996 as to Note 16) appearing on page F-1 of the Annual Report on Form 10- KSB of Percon Incorporated for the fiscal year ended December 31, 1995.



COOPERS & LYBRAND L.L.P.

Eugene, Oregon
August 1, 1996

                               EXHIBIT INDEX

                                                                    Sequential
Exhibit                                                                Page
Number        Document Description                                    Number
- ------        --------------------                                    ------

  4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1a to the Company's Registration Statement on Form SB-2, File No. 33-93598-LA (the "Form SB-2")).

  4.2         Bylaws of the Company (incorporated by
              reference to Exhibit 3.2a to the Form SB-2).

  5.1         Opinion of Counsel.

  23.1        Consent of Independent Accountants (see
              page II-6).

  23.2        Consent of Stoel Rives LLP (see Exhibit 5.1).

  24.1        Powers of Attorney.